Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

June 26, 2025

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2025-USNCH27193 to Product Supplement No. EA-08-02

dated March 23, 2023, Underlying Supplement No. 11 dated March 7, 2023 and Prospectus Supplement and Prospectus each dated March 7, 2023

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

■	Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as an “underlying”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the stated principal amount of the securities, depending on the performance of the lowest performing underlying from its starting value to its ending value. The maturity payment amount will reflect the following terms:

■	If the value of the lowest performing underlying increases, you will receive the stated principal amount plus a positive return equal to 130% of the percentage increase in the value of the lowest performing underlying from its starting value
■	If the value of the lowest performing underlying remains unchanged or decreases but the decrease is not more than 20% (the “buffer amount”), you will be repaid the stated principal amount
■	If the value of the lowest performing underlying decreases by more than the buffer amount, you will receive less than the stated principal amount and have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlying in excess of the buffer amount

■	The lowest performing underlying is the underlying that has the lowest underlying return
■	Investors may lose up to 80% of the stated principal amount
■	Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying. You will not benefit in any way from the performance of any better performing underlying. Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably
■	All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7 and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc.  All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.  None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$1,775,000.00
Underwriting Discount and Commission(2)(3)	$23.25	$41,268.75
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$976.75	$1,733,731.25

(1) On the date of this pricing supplement, the estimated value of the securities is $974.00 per security, which is less than the public offering price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, has agreed to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of 2.325% ($23.25) for each security it sells. Wells Fargo may pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 1.75% ($17.50) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Terms of the Securities
Underlyings:	The Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	June 26, 2025
Issue Date:	July 1, 2025
Calculation Day:	July 6, 2026, subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement.
Maturity Date:	July 9, 2026, subject to postponement as described in the accompanying product supplement.
Maturity Payment Amount:

For each $1,000 stated principal amount security you hold at maturity:

•

If the ending value of the lowest performing underlying is greater than its starting value:

$1,000 + ($1,000 × underlying return of the lowest performing underlying × participation rate)

•

If the ending value of the lowest performing underlying is less than or equal to its starting value, but greater than or equal to its threshold value: $1,000; or

•

If the ending value of the lowest performing underlying is less than its threshold value:

$1,000 + [$1,000 × (underlying return of the lowest performing underlying + buffer amount)]

If the ending value of the lowest performing underlying is less than its threshold value, you will have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlying in excess of the buffer amount and will lose some, and possibly up to 80%, of the stated principal amount of your securities at maturity.

Participation Rate:	130%
Threshold Value:

With respect to the Energy Select Sector SPDR® Fund: $68.60, which is equal to 80% of its starting value.

With respect to the Financial Select Sector SPDR® Fund: $41.432, which is equal to 80% of its starting value.

With respect to the Technology Select Sector SPDR® Fund: $200.856, which is equal to 80% of its starting value.

With respect to the Consumer Discretionary Select Sector SPDR® Fund: $172.008, which is equal to 80% of its starting value.

Buffer Amount:	20%
Starting Value:

With respect to the Energy Select Sector SPDR® Fund: $85.75, its closing value on the pricing date.

With respect to the Financial Select Sector SPDR® Fund: $51.79, its closing value on the pricing date.

With respect to the Technology Select Sector SPDR® Fund: $251.07, its closing value on the pricing date.

With respect to the Consumer Discretionary Select Sector SPDR® Fund: $215.01, its closing value on the pricing date.

Ending Value:	For each underlying, its closing value on the calculation day
Underlying Return:	For each underlying, (ending value – starting value) / starting value
Lowest Performing Underlying:	The underlying with the lowest underlying return
Calculation Agent:	CGMI

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17333KAU1 / US17333KAU16

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-08-02 dated March 23, 2023: https://www.sec.gov/Archives/edgar/data/200245/000095010323004586/dp190173_424b2-wf0802.htm

•	Underlying Supplement No. 11 dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323003815/dp189981_424b2-us11.htm

•	Prospectus Supplement and Prospectus, each dated March 7, 2023: https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek leveraged exposure to the positive performance of the lowest performing underlying if its ending value is greater than its starting value;

•	desire to limit the downside exposure to the lowest performing underlying through the buffer amount;

•	understand that if the ending value of the lowest performing underlying is less than its starting value by more than the buffer amount, they will receive less, and possibly significantly less, than the stated principal amount per security at maturity;

•	understand that the return on the securities will depend solely on the performance of the lowest performing underlying and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo interest payments on the securities and dividends on the underlyings; and

•	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	are unwilling to accept the risk that the value of the lowest performing underlying may decrease by more than the buffer amount from its starting value to its ending value;

•	seek uncapped exposure to the upside performance of the lowest performing underlying;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek current income;

•	are unwilling to purchase securities with the estimated value set forth on the cover page;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

•	are unwilling to accept the risk of exposure to the underlyings;

•	seek exposure to the lowest performing underlying but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Summary Risk Factors” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the information provided below.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Determining Maturity Payment Amount

On the maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors” beginning on page PS-5 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose A Significant Portion Of Your Investment.

Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your maturity payment amount will depend on the performance of the lowest performing underlying. If the lowest performing underlying depreciates by more than the buffer amount such that its ending value is less than its threshold value, you will lose 1% of the stated principal amount of the securities for every 1% by which that depreciation exceeds the buffer amount.

The Securities Do Not Pay Interest.

Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the lowest performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the lowest performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the lowest performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the lowest performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Underlyings.

You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings. If any change to any underlying is proposed, such as an amendment to an underlying’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market value of the underlyings.

Your Maturity Payment Amount Depends On The Value Of The Lowest Performing Underlying On A Single Day.

Because your maturity payment amount depends on the value of the lowest performing underlying solely on the calculation day, you are subject to the risk that the value of the lowest performing underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the lowest performing underlying that you could sell for full value at a time selected by you, or if the maturity payment amount were based on an average of values of the lowest performing underlying, you might have achieved better returns.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors—General Risk Factors Relating To All Securities—The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

The Energy Select Sector SPDR® Fund Is Subject To Concentrated Risks Associated With The Energy Sector.

The stocks included in the index underlying the Energy Select Sector SPDR® Fund and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the securities are linked to the performance of the Energy Select Sector SPDR® Fund, an investment in the securities exposes investors to concentrated risks associated with investments in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

The SPDR® S&P® Oil & Gas Exploration & Production ETF Is Subject To Concentrated Risks Associated With The Oil And Gas Exploration And Production Industry.

The stocks included in the index underlying the SPDR® S&P® Oil & Gas Exploration & Production ETF and that are generally tracked by the SPDR® S&P® Oil & Gas Exploration & Production ETF are stocks of companies whose primary business is associated with the exploration and production of oil and gas. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

•	employment levels and job growth;

•	worldwide and domestic supplies of, and demand for, oil and gas;

•	the cost of exploring for, developing, producing, refining and marketing oil and gas;

•	consumer confidence;

•	changes in weather patterns and climatic changes;

•	the ability of the members of Organization of Petroleum Exporting Countries and other oil and gas producing nations to agree to and maintain production levels;

•	the price and availability of alternative and competing fuels;

•	domestic and foreign governmental regulations and taxes;

•	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

•	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of the underlying shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF to decline during the term of the securities.

The Index Tracked By The Financial Select Sector SPDR® Fund Underwent A Significant Change On September 16, 2016 And, As A result, The Index Tracked By The Financial Select Sector SPDR® Fund Will Differ In Important Ways From The Index Tracked By The Financial Select Sector SPDR® Fund In The Past.

The Financial Select Sector SPDR® Fund seeks to track the S&P Financial Select Sector Index. S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the S&P Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the Financial Select Sector SPDR® Fund contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the Financial Select Sector SPDR® Fund made an in-kind distribution of the XLRE shares to its shareholders.  As a result of this distribution, the Financial Select Sector SPDR® Fund no longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the S&P Financial Select Sector Index.

As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, the XLRE shares held by the Financial Select Sector SPDR® Fund represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date,

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after the rebalance date, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward. The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Financial Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Financial Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, your return on the securities.

The Financial Select Sector SPDR® Fund Is Subject To Risks Associated With The Financial Services Sector.

All or substantially all of the securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the Financial Select Sector SPDR® Fund, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change or due to increased competition. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can have, and in recent years have had, a negative impact on the sector. Insurance companies may be subject to severe price competition. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

The Financial Select Sector SPDR® Fund May Be Disproportionately Affected By The Performance Of A Small Number Of Stocks.

Approximately 44% of the Financial Select Sector SPDR® Fund is invested in just five stocks – JPMorgan Chase & Co., Berkshire Hathaway Inc. Class B, Bank of America Corporation, Wells Fargo & Company and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Financial Select Sector SPDR® Fund even if none of the other securities held by the Financial Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Financial Select Sector SPDR® Fund, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such exchange-traded fund.

Citigroup Inc. Is An Issuer Of Equity Securities Held By The Financial Select Sector SPDR® Fund.

Citigroup Inc. is currently an issuer of equity securities held by the Financial Select Sector SPDR® Fund, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the Financial Select Sector SPDR® Fund. Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the Financial Select Sector SPDR® Fund or the other issuers of equity securities held by the Financial Select Sector SPDR® Fund, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

The Technology Select Sector SPDR® Fund Is Subject To Risks Associated With The Technology Sector.

All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Technology Select Sector SPDR® Fund is concentrated in the technology

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

The Consumer Discretionary Select Sector SPDR® Fund Is Subject To Risks Associated With The Consumer Discretionary Sector.

All or substantially all of the equity securities held by the Consumer Discretionary Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the consumer discretionary sector, including the following industries: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The Consumer Discretionary Select Sector SPDR® Fund is concentrated in the consumer discretionary sector, which means the Consumer Discretionary Select Sector SPDR® Fund will be more affected by the performance of the consumer discretionary sector than a fund or index that was more diversified.

Market or economic factors impacting consumer discretionary companies and companies that rely heavily on Consumer Discretionary advances could have a major effect on the value of the Consumer Discretionary Select Sector SPDR® Fund. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

The factors described above affect the consumer discretionary sector generally and could affect the value of the securities held by the Consumer Discretionary Select Sector SPDR® Fund and thus the value of the Consumer Discretionary Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

The Index Tracked By The Consumer Discretionary Select Sector SPDR® Fund Underwent A Significant Change In September 2018 And, As A Result, The Index Tracked By The Consumer Discretionary Select Sector SPDR® Fund Will Differ In Important Ways From The Index Tracked By The Consumer Discretionary Select Sector SPDR® Fund In The Past.

The Consumer Discretionary Select Sector SPDR® Fund seeks to track the Consumer Discretionary Select Sector Index. S&P Dow Jones Indices LLC announced that, in September 2018 (the “rebalance date”), the Consumer Discretionary Select Sector Index would be reconstituted by eliminating the stocks of the media industry group and certain companies from the internet & direct marketing retail sub-industry (“communication services stocks”). The Consumer Discretionary Select Sector SPDR® Fund implemented corresponding changes to its portfolio by divesting communication services stocks representing nearly 25% of the net asset value of the Consumer Discretionary Select Sector SPDR® Fund. As a result, the Consumer Discretionary Select Sector SPDR® Fund no longer holds any communication services stocks. Consequently, the Consumer Discretionary Select Sector SPDR® Fund is less diversified and is more concentrated in the consumer discretionary sector than it was before this change to its portfolio.

After the rebalance date, the Consumer Discretionary Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Consumer Discretionary Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Consumer Discretionary Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward. The historical performance of the Consumer Discretionary Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Consumer Discretionary Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

The changes to the Consumer Discretionary Select Sector SPDR® Fund described above represent a significant change in the nature of the Consumer Discretionary Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Consumer Discretionary Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Consumer Discretionary Select Sector SPDR® Fund and, in turn, your return on the securities.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We have hedged our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates may also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors—General Risk Factors Relating To All Securities—The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities” in the accompanying product supplement.

The Securities Will Not Be Adjusted For All Events That Could Affect The Value Of The Shares Of Any Underlying.

Certain events may occur during the term of the securities that have a dilutive effect on the value of the shares of any underlying or otherwise adversely affect the market price of such shares. The calculation agent will make certain adjustments for some of these events, as described under “General Terms of the Securities” in the accompanying product supplement. However, an adjustment will not be made for all events that could have a dilutive or adverse effect on such shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of shares, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on the shares of any underlying may adversely affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. Unlike an investor in the securities, a direct holder of such shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the securities; therefore, you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

If A Reorganization Event Occurs With Respect To An Underlying, The Calculation Agent May Make Adjustments To The Terms Of The Securities That Adversely Affect Your Return On The Securities.

If a reorganization event occurs with respect to an underlying, the calculation agent will have discretion to make such adjustments to the terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event. In such an event, the calculation agent may, but is not required to, select a successor fund to which the securities may become linked thereafter. In any case, the adjustments made by the calculation agent to the terms of the securities may adversely affect the value of and your return on the securities.

The Value And Performance Of The Shares Of An Underlying May Not Completely Track The Performance Of The Underlying Index That The Underlying Seeks To Track Or The Net Asset Value Per Share Of The Underlying.

An underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index.  In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index.  All of these factors may lead to a lack of correlation between the performance of an underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by an underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index.  Finally, because the shares of an underlying are traded on an exchange and are subject to market supply and investor demand, the closing value of an underlying may differ from the net asset value per share of the underlying.

During periods of market volatility, securities included in an underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of an underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the shares of an underlying. As a result, under these circumstances, the closing value of an underlying may vary substantially from the net asset value per share of the underlying.  For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

The Stated Maturity Date May Be Postponed If The Calculation Day is Postponed.

The calculation day with respect to an underlying will be postponed for non-trading days and certain market disruption events. If such a postponement occurs, the maturity date will be postponed. For more information regarding adjustments to the calculation days and payment dates and the circumstances that may result in a market disruption event, see the relevant sections of the accompanying product supplement.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate how to determine the maturity payment amount on the securities, assuming the various hypothetical ending values of the lowest performing underlying indicated below.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual maturity payment amount on the securities will be.  The actual maturity payment amount will depend on the actual ending value of the lowest performing underlying.

The examples below are based on a hypothetical starting value for each underlying of $100, rather than the actual starting value of any underlying.  For the actual starting value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual maturity payment amount on the securities will be calculated based on the actual starting value of the lowest performing underlying, and not the hypothetical values indicated below.

Hypothetical Payout Profile

■The Securities ■ The Lowest Performing Underlying

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Hypothetical Returns

Hypothetical ending value of the lowest performing underlying	Hypothetical underlying return of the lowest performing underlying	Hypothetical maturity payment amount per security	Hypothetical total pre-tax rate of return
$200.00	100.00%	$2,300.00	130.00%
$175.00	75.00%	$1,975.00	97.50%
$150.00	50.00%	$1,650.00	65.00%
$140.00	40.00%	$1,520.00	52.00%
$130.00	30.00%	$1,390.00	39.00%
$120.00	20.00%	$1,260.00	26.00%
$110.00	10.00%	$1,130.00	13.00%
$105.00	5.00%	$1,065.00	6.50%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$79.99	-20.01%	$999.90	-0.01%
$70.00	-30.00%	$900.00	-10.00%
$60.00	-40.00%	$800.00	-20.00%
$50.00	-50.00%	$700.00	-30.00%
$25.00	-75.00%	$450.00	-55.00%
$0.00	-100.00%	$200.00	-80.00%

Hypothetical Examples

Example 1—Upside Scenario. The hypothetical ending value of the lowest performing underlying is 110 (a 10% increase from its starting value), which is greater than its starting value.

Underlying	Hypothetical ending value	Hypothetical underlying return
Energy Select Sector SPDR® Fund*	$110	10%
Financial Select Sector SPDR® Fund	$150	50%
Technology Select Sector SPDR® Fund	$170	70%
Consumer Discretionary Select Sector SPDR® Fund	$130	30%

* Lowest performing underlying

Maturity payment amount per security = $1,000 + ($1,000 × underlying return of the lowest performing underlying × participation rate)

= $1,000 + ($1,000 × 10% × 130%)

= $1,000 + $130

= $1,130

Because the lowest performing underlying appreciated from its starting value to its hypothetical ending value, you would receive a total return at maturity equal to the upside performance of the lowest performing underlying multiplied by the participation rate.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Example 2—Par Scenario. The hypothetical ending value of the lowest performing underlying is 95 (a 5% decrease from its starting value), which is less than its starting value but greater than its threshold value.

Underlying	Hypothetical ending value	Hypothetical underlying return
Energy Select Sector SPDR® Fund	$110	10%
Financial Select Sector SPDR® Fund*	$95	-5%
Technology Select Sector SPDR® Fund	$120	20%
Consumer Discretionary Select Sector SPDR® Fund	$105	5%

* Lowest performing underlying

Maturity payment amount per security = $1,000

Because the hypothetical ending value of the lowest performing underlying is less than its starting value but greater than its threshold value, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 3—Downside Scenario. The hypothetical ending value of the lowest performing underlying is 30 (a 70% decrease from its starting value), which is less than its threshold value.

Underlying	Hypothetical ending value	Hypothetical underlying return
Energy Select Sector SPDR® Fund	$80	-20%
Financial Select Sector SPDR® Fund	$90	-10%
Technology Select Sector SPDR® Fund*	$30	-70%
Consumer Discretionary Select Sector SPDR® Fund	$60	-40%

* Lowest performing underlying

Maturity payment amount per security = $1,000 + [$1,000 × (underlying return of the lowest performing underlying + buffer amount)]

= $1,000 + [$1,000 × (-70% + 20%)]

= $1,000 + ($1,000 × -50%)

= $1,000 + -$500

= $500

Because the lowest performing underlying depreciated from its starting value to its hypothetical ending value by more than the buffer amount, such that its hypothetical ending value is less than its threshold value, your maturity payment amount in this scenario would reflect 1-to-1 exposure to the negative performance of the lowest performing underlying beyond the buffer amount.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Energy Select Sector Index. The Energy Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy. The S&P Energy Select Sector Index includes companies in the following two industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services.

The Energy Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Energy Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLE.”

Please refer to the section “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Energy Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Energy Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Energy Select Sector SPDR® Fund. We make no representation as to the performance of the Energy Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Energy Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Energy Select Sector SPDR® Fund on June 26, 2025 was $85.75.

The graph below shows the closing value of the Energy Select Sector SPDR® Fund for each day such value was available from January 2, 2020 to June 26, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Financial Select Sector Index. The S&P Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. The Financial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including The Financial Select Sector SPDR® Fund.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Financial Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLF.”

Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Financial Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Financial Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Financial Select Sector SPDR® Fund. We make no representation as to the performance of the Financial Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Financial Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Financial Select Sector SPDR® Fund on June 26, 2025 was $51.79.

The graph below shows the closing value of the Financial Select Sector SPDR® Fund for each day such value was available from January 2, 2020 to June 26, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following six industries: (i) technology hardware, storage, and peripherals, (ii) software, (iii) communications equipment, (iv) semiconductors and semiconductor equipment, (v) IT services and (vi) electronic equipment, instruments and components.

The Technology Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company.  The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund.  Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Technology Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Technology Select Sector SPDR® Fund.  This pricing supplement relates only to the securities and not to the Technology Select Sector SPDR® Fund.  We make no representation as to the performance of the Technology Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Technology Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Technology Select Sector SPDR® Fund on June 26, 2025 was $251.07.

The graph below shows the closing value of the Technology Select Sector SPDR® Fund for each day such value was available from January 2, 2020 to June 26, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification.  You should not take historical closing values as an indication of future performance.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

The Consumer Discretionary Select Sector SPDR® Fund

The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Consumer Discretionary Select Sector Index. The S&P Consumer Discretionary Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development and production of consumer discretionary products. The S&P Consumer Discretionary Select Sector Index includes companies in the following eleven industries: (i) retail (specialty, multiline, internet and direct marketing), (ii) hotels, (iii) restaurants and leisure, (iv) textiles, (v) apparel and luxury goods, (vi) household durables, (vii) automobiles, (viii) auto components, (ix) distributors, (x) leisure products (xi) and diversified consumer services. The Consumer Discretionary Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Consumer Discretionary Select Sector SPDR® Fund.

Information provided to or filed with the SEC by Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Consumer Discretionary Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLY.”

Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Consumer Discretionary Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Consumer Discretionary Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Consumer Discretionary Select Sector SPDR® Fund. We make no representation as to the performance of the Consumer Discretionary Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Consumer Discretionary Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Consumer Discretionary Select Sector SPDR® Fund on June 26, 2025 was $215.01.

The graph below shows the closing value of the Consumer Discretionary Select Sector SPDR® Fund for each day such value was available from January 2, 2020 to June 26, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification.  You should not take historical closing values as an indication of future performance.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, has agreed to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of 2.325% ($23.25) for each security it sells.  Wells Fargo may pay selected dealers, which may include WFA, a fixed selling commission of 1.75% ($17.50) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

We have been advised that, for a period of approximately three months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

Market Linked Securities—Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due July 9, 2026

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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